UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 28, 2011
PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center, 33587 Walker Road, Avon Lake, Ohio	44012

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Agreement
     On February 28, 2011, PolyOne Corporation (“PolyOne”) and Olin Corporation (“Olin”) entered into a Purchase Agreement (the “Purchase Agreement”), and completed the transactions contemplated by the Purchase Agreement (the “Closing”).
     Prior to the Closing, 1997 Chloralkali Venture, LLC (formerly known as 1997 Chlorakali Venture, Inc.), a wholly owned subsidiary of PolyOne (“1997 CVI”), and Olin SunBelt, Inc., a wholly owned subsidiary of Olin, each owned a 50% interest in the Sunbelt Chlor Alkali Partnership (the “Partnership”). Concurrently with the execution of the Purchase Agreement, Olin, through an affiliate, bought all of 1997 CVI’s equity interests in the Partnership. As a result, Olin now owns, indirectly, all of the equity interests in the Partnership.
Purchase Price
     PolyOne sold its equity interests in the Partnership for an aggregate purchase price of:
•	$132.3 million in cash at Closing; plus

•	the assumption of PolyOne’s guarantee of $42.7 million aggregate principal amount of senior secured notes issued by the Partnership; plus

•	potential annual earn-out payments for three fiscal years, if the Partnership meets certain earnings thresholds.
In addition, PolyOne will receive its share of distributable cash generated by the Partnership from January 1, 2011 through the Closing.
Earn-out Payments
     For each of the fiscal years 2011, 2012 and 2013, PolyOne is entitled to receive an earn-out payment based on the Partnership’s achievement of certain cash flow objectives for such fiscal year.
PolyOne Notes Guarantee
     Olin has indemnified PolyOne for any payments or other costs under the Guarantee, dated as of December 22, 1997 (the “Guarantee”), made by The Geon Company (which was consolidated into PolyOne) in favor of the purchasers of the Series G Guaranteed Secured Senior Notes due 2017 issued by the Partnership (the “Series G Notes”), to the extent any payments or other costs arise after the Closing from a default or other breach under the Notes. Currently $42.7 million in principal amount of the Series G Notes is outstanding.
     PolyOne and Olin agreed to seek the consent of the Series G Note holders to transfer the Guarantee to Olin. Under the Purchase Agreement, the transfer of the Guarantee will occur upon securing all the required consents to the transfer. Upon the transfer and assumption of the Guarantee by Olin, PolyOne’s indemnification obligations with respect to the Guarantee will terminate.
* * * * *
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
     The unaudited condensed pro forma consolidated balance sheet as of December 31, 2010 and unaudited condensed pro forma statement of consolidated income for the year ended December 31, 2010 are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.
(d) Exhibits.

Number	Exhibit
2.1	Purchase Agreement, dated as of February 28, 2011, by and among PolyOne Corporation, 1997 Chloralkali Venture, LLC, Olin Corporation and Olin SunBelt II, Inc.*

99.1	Unaudited condensed pro forma consolidated balance sheet as of December 31, 2010 and unaudited condensed pro forma statement of consolidated income for the year ended December 31, 2010.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. PolyOne agrees to furnish supplementally a copy of such schedules, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION
By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel and Secretary

Date: March 3, 2011

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement, dated as of February 28, 2011, by and among PolyOne Corporation, 1997 Chloralkali Venture, LLC, Olin Corporation and Olin SunBelt II, Inc.*

99.1	Unaudited condensed pro forma consolidated balance sheet as of December 31, 2010 and unaudited condensed pro forma statement of consolidated income for the year ended December 31, 2010.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. PolyOne agrees to furnish supplementally a copy of such schedules, or any section thereof, to the Securities and Exchange Commission upon request.